Exhibit 10.2(28)

AMENDMENT NO. 32

TO THE

UPS RETIREMENT PLAN

WHEREAS, United Parcel Service of America, Inc. (“UPS”) and its affiliated corporations established the UPS Retirement Plan (“Plan”) for the benefit of its employees, in order to provide benefits to those employees upon their retirement, disability, or death, effective as of September 1, 1961; and

WHEREAS, the Plan, as adopted and amended from time to time, was amended and restated in its entirety, effective as of January 1, 1976, to comply with the Employee Retirement Income Security Act of 1974; and

WHEREAS, the Plan has been amended on a number of occasions since January 1, 1976, the most recent being Amendment No. 31; and

WHEREAS, Overnite Corporation became a wholly owned subsidiary of United Parcel Service, Inc. on August 5, 2005 pursuant to an agreement of merger among United Parcel Service, Inc., Olympic Merger Sub, Inc. and Overnite Corporation dated as of May 25, 2005 (the “Merger”); and

WHEREAS, as a result of the Merger, UPS desires to merge the assets and liabilities of the Retirement Plan for Employees of Overnite Transportation Company with and into the Plan effective as of 11:59 p.m. Eastern Standard Time on December 31, 2005.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 7.1 of the Plan, the UPS Retirement Plan is hereby amended effective as of 11:59 p.m. Eastern Standard Time on December 31, 2005, as follows:

1. The assets and liabilities of the Retirement Plan for Employees of Overnite Transportation Company shall be merged with and into the Plan effective as of 11:59 p.m. Eastern Standard Time on December 31, 2005.

2. By amending the second sentence of the first paragraph of § 7.3, Liquidation of Trust Fund, by deleting the colon at the end of the sentence and inserting the following at the end of the sentence:

as modified by the provisions of IRS regulations 1.414(l)-1(f) or (h) if a special schedule of benefits (as defined in the regulations) is in effect as a result of a plan merger within the five year period prior to the date of termination:

3. Appendix G, Employer Companies, is hereby amended to add Overnite Corporation and Overnite Transportation Company to the list of Employer Companies with an effective date of January 1, 2006.

4. The Plan is hereby amended to add Appendix J to the Plan effective as of January 1, 2006.

5. Except as otherwise expressly amended herein, the Plan as in effect immediately before this Amendment 32 shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action by the Board of Directors on December 20th, 2005, has caused this Amendment No. 32 to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ Allen E. Hill	/s/ Michael L. Eskew
Allen E. Hill Secretary	Michael L. Eskew Chairman

2

EXECUTION COPY

UPS RETIREMENT PLAN

APPENDIX J

OVERNITE EMPLOYEE BENEFIT SCHEDULE

EFFECTIVE JANUARY 1, 2006

The provisions of this Appendix J will apply only to that period of employment during which an individual is an Overnite Employee (as defined below).

Except as expressly provided in this Appendix J, an Overnite Employee shall not accrue benefits under any other provisions of this Plan during the period he or she is an Overnite Employee even if such Overnite Employee is performing services for an employer other than Overnite Corporation or Overnite Transportation Company. Except to the extent expressly provided otherwise in Section 5.3 of this Appendix J, Form of Benefit Payment, an Overnite Employee is entitled to benefits under the Plan for any period before he or she became an Overnite Employee or for any period after he or she ceases to be an Overnite Employee, such benefits, if any, will be determined under Plan provisions other than this Appendix J.

References to Articles and Sections are to Articles and Sections of this Appendix J unless otherwise expressly indicated. This Appendix J is effective for Plan Years beginning on and after January 1, 2006.

ARTICLE I

DEFINITIONS

Wherever used herein or in the main text of the Plan with respect to an Overnite Employee, the following capitalized terms shall have the meaning set forth below unless otherwise clearly required by the context. If a capitalized term used in this Appendix J or in the main text of the Plan, is not defined herein it will have the same meaning assigned to such term in the main text of the Plan.

SECTION 1.1. - “Accrued Benefit” means the monthly amount of an Overnite Participant’s benefit as determined in Section 5.2(a) payable on his or her Normal Retirement Date in the Normal Form described in Section 5.3(c)(2) of the main text of the Plan (single life annuity).

SECTION 1.2. - “Active Participant” means as of any point in time, an Overnite Participant who is or was eligible to accrue a benefits at that time under either the Overnite Plan or this Appendix J, as applicable.

SECTION 1.3. - “Actuarial Equivalent” means for purposes of determining the benefit payable in an optional form of benefit as of an Annuity Starting Date occurring on or after January 1, 2006 (other than the Present Value of a benefit as described in Section 1.1 (hh) of the main text of the Plan) (an “Optional Form”), a benefit having in the aggregate equality in value to the amounts expected to be received under the Normal Form of benefit payment for a single Participant based on the following factors:

(a) For a Grandfathered Overnite Participant,

(1) with respect to an Optional Form other than a Single Life Annuity with 120 Month Guarantee (as described in Section 5.3(f) of the main text of the Plan), the factors described in (i) or (ii), whichever produces the greater benefit, where (i) is the factors described in Section 1.1(v)(1) of the main text of the Plan and (ii) is an interest rate of 7% and the Unisex Pension 1984 Mortality Table; and

(2) with respect to the Single Life Annuity with 120 Month Guarantee, the factors described in Section 1.1(v)(1) of the main text of the Plan; and

(b) For an Overnite Participant (other than a Grandfathered Overnite Participant) with respect to any Optional Form, the factors described in Section 1.1(v)(1) of the main text of the Plan.

SECTION 1.4. - “Applicable Interest Rate” means the interest rate described in Section 1.1(ff) of the main text of the Plan; provided, however, that for lump sum benefits paid to a Grandfathered Overnite Participant on or after January 1, 2006 and before January 1, 2007, the Applicable Interest Rate means the lesser of (a) the “applicable interest rate” as described in Section 417(e)(3) of the Code for the November preceding the calendar year that includes the date the distribution is made or (b) the “applicable interest rate” as described in Section 417(e)(3) of the Code for the month of August preceding the calendar year that includes the date the distribution is made.

SECTION 1.5. - “Applicable Mortality Table” means the “applicable mortality table” prescribed by the Secretary of the Treasury for purposes of Section 417(e)(3) of the Code.

SECTION 1.6. - “Benefit Service” means the sum of:

(a) each full year of “credited service” completed on or before December 31, 2005; other than service that is disregarded under Section 9.02 of the Overnite Plan;

(b) for each Overnite Participant who completed at least one “hour of service” during his or her “computation period” for “credited service” that began in 2005, one year of service;

(c) each year of Benefit Service as defined in the main text of the Plan completed after December 31, 2005.

For purposes of this Section 1.5 (a) and (b), the terms “credited service,” “hour of service” and “computation period” shall have the same meaning as in the Overnite Plan.

SECTION 1.7. - “Compensation” means for purposes of determining Final Average Compensation for benefits the Annuity Starting Date for which is on or after January 1, 2006,

(a) for Plan Years beginning on or after January 1, 2006, “Compensation” as defined in the main text of the Plan, and

(b) for Plan Years beginning prior to January 1, 2006, Compensation means “Compensation” as defined in Treasury Regulation Section 1.415-2(d)(2) paid by Overnite or an “affiliated company” (as defined in Section 2.03 of the Overnite Plan) to an Overnite Employee, including, any elective deferral (as defined in Section 402(g)(3) of the Code) and any elective contribution or elective deferral that is excluded from gross income under Sections 125, 132(f)(4), 414(v)(2) or 457 of the Code. Notwithstanding the foregoing, Compensation shall exclude amounts described in (1)-(6) below:

(1) Contributions made by Overnite or an “affiliated company” to a plan of deferred compensation to the extent that, before the application of Code section 415 limitations to that plan, the contributions are not includable in the gross income of the Overnite Employee for the taxable year in which contributed, as described in Treasury 1.415-2(d)(3)(i).

(2) Amounts realized from the exercise of a nonqualified stock option, as described in Treasury Regulation Section 1.415-2(d)(3)(ii).

(3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option, as described in Treasury Regulation Section 1.415-2(d)(3)(iii).

(4) Other amounts which receive special tax benefits, as described in Treasury Regulation Section 1.415-2(d)(3)(iv).

(5) Effective January 1, 2000, amounts paid from any plan of deferred compensation, including but not limited to the Executive Incentive Premium Exchange Program of Union Pacific Corporation and its Subsidiaries.

(6) Amounts paid from the Union Pacific Corporation 2001 Long-Term Incentive Plan, amounts attributable to any forgiveness of a loan under the Union Pacific Corporation Executive Stock Purchase Incentive Plan and any other amount payable for services performed or performance achieved for a period longer than one Plan Year.

SECTION 1.8. - “Disability Retirement Date” means for purposes of Section 5.4(a), the first date prior to the earlier of an Overnite Participant’s Normal Retirement Date or July 1, 2006 on which he or she has suffered a Total Disability and he or she has had a Separation from Service due to such Total Disability; provided, however, that an Overnite Participant shall not have a Disability Retirement Date for purposes of Section 5.4(a) unless, at the time his or her Total Disability occurs, he or she is an Active Participant and has completed 10 or more Years of Vesting Service.

SECTION 1.9. - “Disabled Participant” means an Overnite Participant described in Section 5.4.

SECTION 1.10. - “Early Retirement Date” means the first day of any calendar month coincident with or next following the attainment of 55 years of age and the completion of 10 Years of Vesting Service.

SECTION 1.11. - “Grandfathered Overnite Participant” means an Overnite Participant who was a participant in the Overnite Plan on December 31, 2005.

SECTION 1.12. - “Hour of Service” means for Plan Years beginning before 2006, an “hour of service” as described in Section 2.32 of the Overnite Plan and for Plan Years beginning on or after January 1, 2006, an “Hour of Service” as described in Section 1.1(n) of the main text of the Plan.

SECTION 1.13. - “Normal Form” means the annuity benefit forms described in Section 5.3(a) of the main text of the Plan.

SECTION 1.14. - “Normal Retirement Age” means:

(a) For an Overnite Participant who participated in the Overnite Plan prior to January 1, 2006, his or her 65th birthday;

(b) For an Overnite Participant who first becomes an Overnite Participant on or after January 1, 2006, the later of (1) the Overnite Participant’s attainment of age 65 or (2) the Overnite Participant’s earning of five Years of Service or, if earlier, the fifth anniversary of his or her participation in this Plan.

SECTION 1.15. - “Normal Retirement Date” means the first day of the calendar month coincident with or next following a Participant’s Normal Retirement Age.

SECTION 1.16. - “Overnite” means Overnite Corporation or Overnite Transportation Company.

SECTION 1.17. - “Overnite Early Retirement Benefit” means the benefit described in Section 5.2(b).

SECTION 1.18. - “Overnite Employee” means (a) when used with reference to any Plan Year before 2006, a “covered employee” as defined in Section 2.16 of the Overnite Plan and (b) when used with reference to any Plan Year beginning on or after January 1, 2006, an Employee (as defined in the main text of the Plan, without regard to the second paragraph of such definition) employed by Overnite who has an Hour of Service with Overnite on or after January 1, 2006 and who is not a participant in or covered under any other qualified defined benefit plan to which Overnite currently makes contributions on his or her behalf. Under no circumstances will an individual who performs services for Overnite, but who is not classified on the payroll as an employee of the Overnite, for example, an individual performing services for Overnite under a leasing arrangement, be treated as an Overnite Employee even if such individual is treated as an employee of Overnite as a result of common law principles, co-employment principles or the leased employee rules under Section 414(n) of the Code. Further, if an individual performing services for Overnite is retroactively reclassified as an employee of Overnite for any reason, such reclassified individual shall not be treated as an Overnite

Employee eligible to participate in the Plan for any period prior to, on or after the date of such reclassification except as determined by the Trustees. Further, the term “Overnite Employee” shall not include (1) any person while assigned to Overnite’s Special Services Division or OMC Logistics who either (i) first became an employee of Overnite on or after September 1, 2002, or (ii) has a Separation from Service and was re-employed as an Employee on or after September 1, 2002, without retaining credit for Years of Vesting Service and years of Benefit Service completed prior to such Separation from Service and (2) any person classified as a “work at home customer service employee”.

SECTION 1.19. - “Overnite Participant” means depending on the context, an Overnite Employee who was a participant in the Overnite Plan or has satisfied the participation requirements of Article II.

SECTION 1.20. - “Overnite Plan” means the Retirement Plan for Employees of Overnite Transportation Company as in effect on December 31, 2005.

SECTION 1.21. - “Separation from Service” means an Overnite Employee’s death, retirement, resignation, discharge, or any other absence that causes him or her to cease to be an Employee.

SECTION 1.22. - “Total Disability” or “Totally Disabled” means:

(a) for the period beginning January 1, 2006 through, but not including, July 1, 2006, a disability due to bodily injury or physical or mental disease which renders an Overnite Participant eligible for disability benefits under the federal Social Security Act.

(b) for periods on or after July 1, 2006 “totally disabled” for purposes of the UPS Income Protection Plan, or a successor long term disability plan.

SECTION 1.23. - “Year of Vesting Service” means the sum of:

(a) each full year of “vesting service” completed on or before December 31, 2005, other than service that is disregarded under Section 9.02 of the Overnite Plan;

(b) for each Overnite Participant who completed at least one “hour of service” during his or her “computation period” for “vesting service” beginning in 2005, one year of service unless such service would be disregarded under Section 6.2 of the main text of the Plan; and

(c) each Year of Service as defined in the main text of the Plan completed after December 31, 2005, other than service that is disregarded under Section 6.2 of the main text of the Plan.

For purposes of this Section 1.22 (a) and (b), the terms “vesting service”, “hour of service” and “computation period” shall have the same meaning as in the Overnite Plan.

ARTICLE II

ELIGIBILITY FOR PARTICIPATION

Section 2.1. Eligibility Requirements. Each Grandfathered Overnite Participant shall become an Overnite Participant as of January 1, 2006. Each other Overnite Employee shall become an Overnite Participant in accordance with the eligibility requirements of Article II of the main text of the Plan on and after January 1, 2006, taking into account his or her Hours of Service completed before and after January 1, 2006.

ARTICLE III

FUNDING

[See Main Text of Plan]

ARTICLE IV

ELIGIBILITY FOR BENEFITS

Section 4.1. General. Sections 4.1 through 4.4 of Article IV of the main text of the Plan shall apply to all Overnite Participants, except references to Article V and to Section 5.2 shall be to Article V and Section 5.2 of this Appendix J. Sections 4.5 through 4.7 shall not apply to any Overnite Participant who is determined to be Totally Disabled as of any date before July 1, 2006, but shall apply to any Overnite Participant who is determined to be Totally Disabled as of any date on or after July 1, 2006.

ARTICLE V

AMOUNT AND PAYMENT OF BENEFITS

Section 5.1. Benefits Limited by Plan Provisions in Effect. The benefit to which an Overnite Participant is entitled, and the form in which such benefit will be paid, shall be determined by the provisions of this Appendix J. This Article V shall apply to Overnite Participants in lieu of Sections 5.1 (Benefits Limited by Plan Provisions in Effect; Retiree Benefit Increases), 5.2 (Benefit Amounts), 5.2A (Formulas), 5.6 (Benefit Payments Under Other Plans and Programs), 5.7(a) (Minimum Benefit for Participation as of the Effective Date), 5.11 (Suspension of Benefits) and 5.14 (UPS Aviation Technologies, Inc. Employees) of the main text of the Plan while he or she is an Overnite Employee. Section 5.4 of the main text of the Plan (Disability Benefit) shall not apply to any Overnite Participant who is determined to be Totally Disabled as of any date before July 1, 2006, but shall apply to any Overnite Participant who is determined to be Totally Disabled as of any date on or after July 1, 2006. Any benefit paid under this Appendix J shall be subject to Sections 5.7(b) (Maximum Benefits), 5.8 (Limitations Regarding time of Payment of Benefits), 5.9 (Designation of Beneficiary), 5.10 (Final Payment to Participant or Beneficiary), 5.12 (Withholding of Income Tax) and 5.13 (Direct Rollover) of the main text of the Plan.

Section 5.2. Benefit Amounts.

(a) Normal Retirement Benefit. An Overnite Participant who has a Separation from Service with all Employer Companies and Related Employers on his or her Normal Retirement Date, shall be entitled to receive his or her retirement benefit, as determined in paragraphs (1) and (2):

(1) Benefit Formula. Subject to paragraph (2), the monthly benefit of an Overnite Participant shall equal one twelfth of the product of (i) multiplied by (ii), when (i) and (ii) equal:

(i) 1.725% of the Overnite Participant’s Final Average Compensation; and

(ii) the Overnite Participant’s years of Benefit Service (to a maximum of 30 years)

(2) Minimum Accrued Benefit. Notwithstanding any provision in this Appendix J to the contrary, but taking into account the break in service rules in Article IX of the Overnite Plan:

(i) the Accrued Benefit determined under paragraph (a)(1) above for an Overnite Participant who was an Active Participant on December 31, 1988 shall not be less than his or her accrued benefit, determined as of December 31, 1988 under the terms of the Overnite Plan as in effect through December 31, 1988;

(ii) the Accrued Benefit determined under paragraph (a)(1) above for an Overnite Participant who was an Active Participant on December 31, 1993 shall not be less than his or her accrued benefit, determined as of December 31, 1993 under the terms of the Overnite Plan as in effect through December 31, 1993 (including paragraph (2)(i) above); and

(iii) the Accrued Benefit of an Overnite Participant shall not be less than his or her “accrued benefit” determined as of December 31, 2005 under the terms of the Overnite Plan as if he or she had had a Separation from Service on such date.

(b) Early Retirement Benefit.

(1) Normal Commencement. An Overnite Participant who Separates from Service with all Employer Companies and Related Employers on or after his or her earliest Early Retirement Date but before his or her Normal Retirement Date shall be entitled to begin receiving his or her Accrued Benefit, determined as of such separation, as of his or her Normal Retirement Date.

(2) Early Commencement. An Overnite Participant who is eligible to receive his or her Accrued Benefit as described in Section 5.2(b)(1) may elect to begin receiving such benefit at any Early Retirement Date after he or she Separates from Service, provided that the Accrued Benefit is reduced for early commencement in accordance with (A) through (C), as follows:

(i) Except as provided in paragraph (B) or (C) below, the Accrued Benefit payable to the Overnite Participant will be reduced in accordance with the following table:

Age at Benefit Payment Date	Factor
55	50%
56	55%
57	60%
58	65%
59	70%
60	75%
61	80%
62	85%
63	90%
64	95%

(Amounts in the table above shall be prorated on a monthly basis for fractions of a year.)

(ii) The Accrued Benefit payable to an Overnite Participant (i) whose Annuity Starting Date occurs on or after January 1, 1998 and (ii) who has attained at least age 55 and completed at least 30 years of Benefit Service as of his or her Annuity Starting Date shall not be reduced.

(iii) For an Overnite Participant (i) who completes at least one Hour of Service either (I) in a position as an Overnite Employee, the terms and conditions of which are not subject to collective bargaining (a “Non-Represented Participant”), which occurs on or after December 1, 2000, or (II) in a position as an Overnite Employee, the terms and conditions of which are subject to collective bargaining (a “Represented Participant”), which occurs on or after such date as this change is agreed to by the applicable collective bargaining representative (the “Approval Date”), (ii) whose Annuity Starting Date occurs on or after January 1, 2001, (iii) who is not described in Section 5.2(b)(2)(B), and (iv) who has attained at least age 60 as of his or her Separation from Service, the Accrued Benefit payable hereof:

(A) If the Overnite Participant described in Section 5.2(b)(2)(C) has completed at least 25 years of Benefit Service as of his or her Separation from Service, the Accrued Benefit shall not be reduced; or

(B) If the Overnite Participant described in Section 5.2(b)(2)(C) has not completed at least 25 years of Benefit Service as of his or her Separation from Service, the Accrued Benefit shall be reduced in accordance with the following table:

Age at Benefit Payment Date	Factor
60	85%
61	88%
62	91%
63	94%
64	97%

(Amounts in the table above shall be prorated on a monthly basis for fractions of a year.)

Notwithstanding the above, if an Overnite Participant who is described in this Section 5.2(b)(2)(C) has at any time been a Represented Participant, the following rules apply:

(A) If such Overnite Participant’s Separation from Service occurs (I) when he or she is a Non-Represented Participant or (II) when he or she is a Represented Participant but on or after the Approval Date, the reduction, if any, described in Section 5.2(b)(2)(C) shall apply to the

Participant’s entire Accrued Benefit, including amounts earned before and after any transfer to a position as a Represented Participant.

(B) If the Overnite Participant’s Separation from Service occurs when he or she is a Represented Participant but before the Approval Date, the benefit payable to the Overnite Participant shall equal the greater of (I) the benefit determined under this Section 5.2(b), including this Section 5.2(b)(2)(C), based on the Accrued Benefit the Participant had earned under the Overnite Plan or this Appendix J as of the last day on which he or she was employed in a position described in (I) or (II) of subparagraph (i), above, or (II) the benefit determined under this Section 5.2(b), excluding this Section 5.2(b)(2)(C), based on the Overnite Participant’s entire Accrued Benefit.

(c) Deferred Vested Benefit.

(1) Normal Commencement. An Overnite Participant who has a Separation from Service with all Employer Companies and Related Employers after he or she is fully vested in accordance with Article VI but before his or her Early Retirement Date will be entitled to begin receiving his or her Accrued Benefit, determined as of such separation, as of his or her Normal Retirement Date.

(2) Early Commencement. An Overnite Participant who is eligible to receive his or her Accrued Benefit as described in Section 5.2(c)(1) above and who has at least 10 Years of Vesting Service may commence such benefit as of the first day of any calendar month on or after he or she has a Separation from Service with all Employer Companies and Related Employers and reaches age 55 but before his or her Normal Retirement Date, which benefit shall be determined as described in Section 5.2(b)(2).

(d) Postponed Retirement Benefit. An Overnite Participant who has a Separation from Service with all Employer Companies and Related Employers after his or her Normal Retirement Date shall be entitled to his or her Accrued Benefit, determined as of such separation, as of the first day of the month following such Separation from Service.

Section 5.3. Form of Benefit Payment.

(a) Optional Forms. The Accrued Benefit payable to an Overnite Participant will be paid in accordance with Section 5.3 of the main text of the Plan. In addition to the optional forms of benefit available under Section 5.3(f) of the main text of the Plan, a Grandfathered Overnite Participant whose Annuity Starting Date is prior to his or her Normal Retirement Date may elect, as an optional form of benefit, a level income option, which shall be a benefit providing for the adjustment of the Participant’s Accrued Benefit to produce, so far as practicable, a level combined pension from this Plan (based on his or her entire Accrued Benefit under the Plan and is not limited to the benefit accrued under this Appendix J) and the Participant’s Social Security benefit (both before and after such Social Security benefit is payable). Notwithstanding the foregoing, disability benefits paid to a Disabled Participant under

Section 5.4 may only be paid in the Qualified Joint and Survivor (Husband and Wife) Benefit, the Normal Form (single life annuity) or in a Joint and Survivor Annuity with a 50% lifetime survivorship benefit. For purposes of applying Section 5.3 of the main text of the Plan, the terms Actuarial Equivalent and Applicable Interest Rate shall have the meaning assigned to such terms in this Appendix J.

(b) Lump Sum Payment If an Overnite Participant who had a Separation from Service with Overnite on or after March 28, 2005 but prior to January 1, 2006, such Overnite Participant may elect to receive his or her Accrued Benefit payable under Section 5.3 in a cash lump sum as soon as practicable after his or her Separation from Service if the Present Value of such benefit is at least $1,000 but does not exceed $5,000.

Section 5.4. Disability Benefit.

(a) (1) Each Overnite Participant who has a Disability Retirement Date shall be entitled to an immediate disability benefit commencing on the first day of the month coincident with or next following his or her Disability Retirement Date and ending on the date he or she ceases to be a Disabled Participant. Except to the extent the Disabled Participant is eligible for and elects to receive an Early Retirement Benefit under Section 5.2(b) in the interim, no benefit shall be paid to a Disabled Participant under this Section 5.4 pending determination of the Total Disability by the Social Security Administration; provided, however, that the first payment made to a Disabled Participant under this Section 5.4 following such determination of Total Disability shall include all amounts due the Disabled Participant for the period between the Disability Retirement Date and the date of the first payment.

(2) A Disabled Participant shall cease to be such if and when:

(i) he or she reaches Normal Retirement Date;

(ii) he or she ceases to suffer from Total Disability; or

(iii) he or she dies.

When a Disabled Participant ceases to be such his or her current disability benefit (including any survivor benefit attributable to the elected form of payment) shall end, and (i) if he or she ceases to be a Disabled Participant because he or she ceases to suffer from a Total Disability prior to his or her Normal Retirement Date, he or she shall be entitled to a benefit under the provisions of this Appendix J, applied on the basis of his or her Separation from Service due to his or her Total Disability and determined using his or her Final Average Compensation and actual years of Benefit Service as of such separation date, (ii) if he or she ceases to be a Disabled Participant on his or her Normal Retirement Date, he or she shall be entitled to the benefit described in Section 5.4(a)(4), or (iii) if he or she ceases to be a Disabled Participant due to his or her death, death benefits shall be payable to his or her surviving spouse, the monthly periodic payments under which shall equal the amount which would be payable under the survivor benefit portion of the qualified joint and survivor annuity (as defined in the Overnite Plan), if the Overnite Participant had:

(i) a Separation from Service on the date of his or her death (and did not thereafter return to service) or on the date of his or her actual Separation from Service, if earlier;

(ii) survived and retired with an immediate qualified joint and survivor annuity on the Annuity Starting Date elected by the spouse, and

(iii) died the following day.

(3) The immediate disability benefit payable to a Disabled Participant pursuant to subsection (a) shall be an annual benefit, payable monthly equal to the Participant’s Accrued Benefit determined using his or her Final Average Compensation as of his or her Disability Retirement Date and the number of years of Benefit Service (to a maximum of 30 years) the Participant would have had had he or she remained an Overnite Employee until his or her Normal Retirement Date, without reduction for early commencement.

(4) A Disabled Participant who ceases to be such solely because he or she has reached his or her Normal Retirement Date shall be entitled to receive his or her Accrued Benefit determined using his or her Final Average Compensation as of his or her Disability Retirement Date and the number of years of Benefit Service (to a maximum of 30 years) the Participant would have had had he remained an Overnite Employee until his or her Normal Retirement Date.

(b) Each Overnite Participant who is determined to be Totally Disabled as of any date on or after July 1, 2006 shall be eligible to receive the disability retirement benefit described in Section 5.4 of the main text of the Plan.

Section 5.5 Qualified Joint and Survivor (Husband and Wife) Preretirement Survivor Benefit. Each vested Overnite Participant shall have the Qualified Joint and Survivor (Husband and Wife) Benefit as described in Section 5.3 of the main text of the Plan effective for the benefit of his or her spouse so that if such Participant dies prior to his or her Annuity Starting Date his or her spouse will be entitled to receive a Preretirement Survivor Benefit as described in Section 5.5 of the main text of the Plan based on his or her Accrued Benefit described in this Appendix J and determined without regard to Section 5.5(c) of the main text of the Plan.

Section 5.6 Benefit Payments Under Other Plans and Programs. The benefits otherwise provided in this Appendix J and accrued after December 31, 2005 shall be reduced in the case of any Overnite Participant, Disabled Participant or beneficiary, by the amount of any benefits payable to such Overnite Participant, Disabled Participant, or beneficiary under any other non-government pension or retirement plan or program to which contributions have been made by an Employer Company on behalf of such person or under which service with an Employer Company is counted in calculating benefits, except the UPS Savings Plan and any other cash or deferred plan described in Section 401(k) of the Code or the UPS Qualified Stock Ownership Plan, to the extent that such benefits payable under such other plan or program are based on a period of time included in the calculation of years of Benefit Service, for purposes of this Appendix J and are not attributable to contributions made to such other plan or program by the Overnite Participant or Disabled Participant.

If a reduction in benefits is also called for in another plan or plans sponsored and maintained by the Employer Company by reason of the benefits payable to a Overnite Participant under this Plan, the reduction in benefits shall be made only in the benefits payable under the plan in which the Overnite Participant last participated, and if he or she participated in more than one such other plan, then the reduction shall be made in the reverse order of participation with no reduction in the benefits payable under the plan in which the Overnite Participant or Disabled Participant first participated.

If the Overnite Participant receives one form of benefit under this Plan and another form of benefit under any such other plan, any reduction hereunder shall be based on actuarially equivalent forms of benefit.

Section 5.11. Suspension of Benefits. If an Overnite Participant entitled to receive a benefit should (1) return to employment or (2) remain in employment after attaining Normal Retirement Age, payment of benefits shall be suspended in accordance with the provisions of Section 5.11 of the main text of the Plan. When the Overnite Participant is entitled to recommence benefits, his or her benefits shall be recalculated on the basis of Compensation earned and years of Benefit Service credited during such period of reemployment or continued employment, and no actuarial or other adjustment shall be made to the Overnite Participant’s benefit so as to reflect payments so suspended. In addition, such resumed payment shall be offset by (i) any benefit paid with respect to a month in which the Overnite Participant was in service described in Section 5.11(b) of the main text of the Plan where the amount so paid has not been returned or repaid to the Plan by such Overnite Participant and (ii) the Actuarial Equivalent of any payments made to the Overnite Participant before his or her Normal Retirement Date. An Overnite Participant whose benefits have been suspended during a period of reemployment or continued employment shall be entitled to elect the form of payment for his or her entire benefit, including amounts accrued both before and during reemployment, in accordance with Article 5.3.

ARTICLE VI

VESTING

Section 6.1. General. An Overnite Participant shall be fully vested in his or her Overnite Benefit upon his or her Normal Retirement Date, as defined in this Appendix J, or upon completion of 5 Years of Vesting Service, otherwise the provisions of Article VI of the main text of the Plan will apply.

ARTICLES VII -XI

MISCELLANEOUS

Section 13.1. General. The provisions of Article VII (Amendment, Modification and Termination; Merger), Article VIII (Investments), Article IX (Administrative Committee), Article X (General Provisions) (other than Section 10.12 (Former Rollins Employees), and Article XI (Top-Heavy Provisions) of the main text of the Plan shall apply to Overnite Participants and the benefits accrued under this Appendix J.

ARTICLE XII

RETIREE MEDICAL BENEFITS

Section 12.1. General. Article XII of the main text of the Plan shall not apply to any Overnite Participant.